Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports Record Third-Quarter Revenue and Profit

Third-Quarter Highlights

•	All-time record quarterly consolidated revenue – up 18% year over year

•	Record Q3 net income on a GAAP and non-GAAP basis – up 28% and 27% year over year, respectively

•	GAAP EPS up 23% year over year

•	Record Q3 non-GAAP EPS – up 23% year over year

•	All-time record quarterly gross margins on a GAAP and non-GAAP basis

HOPKINTON, Mass. – October 18, 2011 – EMC Corporation (NYSE:EMC) today reported record financial results for the third quarter of 2011. Continued strong worldwide customer demand for EMC’s information storage, security and virtualization products and services, balanced revenue growth and continued outstanding execution contributed to EMC achieving all-time record quarterly consolidated revenue and record third-quarter profit. The results were also highlighted by all-time record quarterly gross margins on a GAAP and non-GAAP basis and strong year-over-year increases in GAAP and non-GAAP operating margins.

Third-quarter consolidated revenue was $4.98 billion, an increase of 18% compared with the year-ago quarter. Third-quarter GAAP net income attributable to EMC increased 28% year over year to $606 million. Third-quarter GAAP earnings per weighted average diluted share increased 23% year over year to $0.27. Non-GAAP1 net income attributable to EMC for the third quarter was $822 million, an increase of 27% compared with the year-ago quarter. Third-quarter non-GAAP1 earnings per weighted average diluted share were $0.37, an increase of 23% year over year.

EMC’s cash flow generation continues to be strong, with trailing twelve-month operating cash flow of $5.0 billion and free cash flow2 of $3.8 billion. The company ended the third quarter with $9.3 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “I am very pleased with EMC’s execution and solid third-quarter financial performance. Global customer demand for our industry-leading products and services, which led to record quarterly financial results, is clear evidence that EMC is at the center of the most transformative, disruptive and opportunity-rich trends in IT history – namely hybrid cloud computing and the explosion of Big Data. With the strategy, products and momentum in our favor, EMC remains extremely well positioned to help customers accelerate their journey to the cloud, discover the value of Big Data and transform IT into a source of greater efficiency, agility and control.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “The priorities we have outlined in our financial ‘triple play’– to gain market share, invest aggressively to take full advantage of the massive opportunities at the intersection of cloud computing and Big Data, and improve profitability – continue to guide us through 2011. We remain on track to exceed our full-year goal of $19.8 billion in revenue, GAAP EPS of $1.07 and non-GAAP EPS of $1.48. We are confident that our company strategy, disciplined investment approach and continued focus on execution, which have driven our success over the past several years, will continue to serve us well in the future.”

Third-Quarter Highlights

Third-quarter highlights included double-digit revenue growth for EMC Information Storage business, which increased 16% year over year. EMC’s high-end Symmetrix storage product portfolio increased revenue 7% compared with the year-ago quarter. EMC’s portfolio of mid-tier storage products3 grew revenue 28% year over year. Revenue from VMware (NYSE: VMW), which is majority-owned by EMC, increased 32% and revenue from EMC’s RSA Information Security business grew 16% year over year.

Additional third-quarter highlights included strong revenue growth for the EMC VNX unified storage family and the company’s Backup Recovery Systems. Revenue from EMC’s portfolio of Big Data solutions, which includes EMC Isilon, EMC Atmos and EMC Greenplum, more than doubled year over year. During the quarter, customers also continued to increasingly turn to EMC’s broad consulting and professional services portfolio to build out their cloud architectures and transform their IT. Finally, VCE, the Virtual Computing Environment Company formed by Cisco and EMC with investments from VMware and Intel, continued to gain momentum as customer demand increased for best-of-breed converged infrastructure through the Vblock Infrastructure Platform.

EMC’s consolidated third-quarter revenue from the United States reached an all-time record of $2.7 billion, an increase of 17% year over year, representing 54% of consolidated third-quarter revenue. Revenue from EMC’s business operations outside of the United States reached $2.3 billion, an increase of 20% year over year, representing 46% of consolidated third-quarter revenue. Within this, revenue from EMC’s Asia Pacific and Japan region reached an all-time quarterly record, growing 37% year over year. Revenue from EMC’s Europe, Middle East and Africa and Latin America regions increased 15% and 8% year over year, respectively.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding 2011 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to exceed $19.8 billion for 2011.

•

Consolidated GAAP operating income is expected to be 16% to 17% of revenues for 2011 and consolidated non-GAAP operating income is expected to be 23% to 24% of revenues for 2011. Excluded from consolidated non-GAAP operating income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and an RSA special charge, which account for 4%, 2%, 0.5% and 0.5% of revenues, respectively.

•

Total consolidated GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $161 million in 2011 and total consolidated non-GAAP non-operating expense is expected to be $210 million in 2011. Excluded from non-GAAP non-operating expense are stock-based compensation expense of $7 million and a non-recurring gain on strategic investments of $56 million.

•

Consolidated GAAP net income is expected to exceed $2.4 billion in 2011 and consolidated non-GAAP net income is expected to exceed $3.3 billion in 2011. Excluded from consolidated non-GAAP net income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, an RSA special charge and a non-recurring gain on strategic investments, which account for $590 million, $225 million, $75 million, $56 million and ($29 million), respectively.

•

Consolidated GAAP diluted earnings per share are expected to exceed $1.07 for 2011 and consolidated non-GAAP diluted earnings per share are expected to exceed $1.48 for 2011. Excluded from consolidated non-GAAP diluted earnings per share are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, an RSA special charge and a non-recurring gain on strategic investments, which account for $0.26, $0.10, $0.03, $0.03 and ($0.01) per diluted share, respectively.

•

The consolidated GAAP income tax rate is expected to be 21% for 2011. Excluding the impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, an RSA special charge and a non-recurring gain on strategic investments, which collectively impact the tax rate by 1%, the consolidated non-GAAP income tax rate is expected to be 22% for 2011.

•

GAAP net income attributable to the non-controlling interest in VMware is expected to be $143 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $205 million for 2011. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are stock-based compensation expense, intangible asset amortization, acquisition-related charges and a non-recurring gain on strategic investments, which account for $58 million, $10 million, $1 million and ($7 million), respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $15 million for 2011.

•	The weighted-average outstanding diluted shares are expected to be 2.235 billion for 2011.

•

Consolidated net cash provided by operating activities is expected to be $5.4 billion for 2011, and free cash flow is expected to be $4.0 billion in 2011. Excluded from free cash flow are $950 million of additions to property, plant and equipment and $450 million of capitalized software development costs.

•	EMC expects to repurchase $2 billion of the company’s common stock in 2011.

Supporting Resources

•	EMC will host its third-quarter 2011 earnings conference call today at 8:30 a.m. ET, which will be available via webcast on EMC’s Investor Relations website at http://www.emc.com/ir.

•	Visit http://ir.vmware.com for more information about VMware’s third-quarter financial results.

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset — information — in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

¹	Items excluded from the non-GAAP results for the third quarters of 2011 and 2010 are amounts relating to stock-based compensation expense, intangible asset amortization and restructuring and acquisition-related charges. See attached schedules for GAAP to non-GAAP reconciliations.
²	Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the trailing twelve months ending September 30, 2011.
[3]	EMC’s mid-tier storage products include EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, Greenplum, Isilon, RSA, Symmetrix, VNX and Vblock are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC’s website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization and restructuring and acquisition-related charges) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Revenues:
Product sales	$3,074,367	$2,675,925	$9,049,610	$7,707,958
Services	1,905,834	1,536,346	5,383,547	4,418,502

	4,980,201	4,212,271	14,433,157	12,126,460

Cost and expenses:
Cost of product sales	1,269,323	1,194,297	3,917,028	3,513,961
Cost of services	644,613	531,000	1,870,526	1,547,807
Research and development	548,021	483,264	1,589,020	1,395,922
Selling, general and administrative	1,612,914	1,343,325	4,684,534	3,888,260
Restructuring and acquisition-related charges	20,302	12,561	68,411	40,902

Operating income	885,028	647,824	2,303,638	1,739,608

Non-operating income (expense):
Investment income	32,293	40,563	106,506	104,198
Interest expense	(44,322)	(44,827)	(135,777)	(132,539)
Other expense, net	(59,799)	(5,823)	(72,616)	(12,714)

Total non-operating expense	(71,828)	(10,087)	(101,887)	(41,055)

Income before provision for income taxes	813,200	637,737	2,201,751	1,698,553
Income tax provision	171,086	148,663	465,456	381,292

Net income	642,114	489,074	1,736,295	1,317,261
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(36,465)	(16,558)	(107,004)	(45,825)

Net income attributable to EMC Corporation	$605,649	$472,516	$1,629,291	$1,271,436

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.29	$0.23	$0.79	$0.62

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.27	$0.22	$0.72	$0.59

Weighted average shares, basic	2,054,007	2,055,876	2,060,242	2,053,026

Weighted average shares, diluted	2,207,099	2,146,753	2,244,508	2,132,948

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	September 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$3,125,610	$4,119,138
Short-term investments	1,635,533	1,256,175
Accounts and notes receivable, less allowance for doubtful accounts of $60,264 and $57,385	2,650,392	2,569,523
Inventories	1,104,143	856,405
Deferred income taxes	642,716	609,832
Other current assets	789,329	372,249

Total current assets	9,947,723	9,783,322
Long-term investments	4,499,373	4,170,742
Property, plant and equipment, net	2,756,003	2,528,432
Intangible assets, net	1,851,967	1,624,267
Goodwill	12,153,651	11,772,650
Other assets, net	1,221,954	953,871

Total assets	$32,430,671	$30,833,284

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,007,805	$1,062,600
Accrued expenses	2,357,448	2,090,035
Income taxes payable	—	199,735
Convertible debt	3,280,957	3,214,771
Deferred revenue	3,325,466	2,810,873

Total current liabilities	9,971,676	9,378,014
Income taxes payable	243,206	265,549
Deferred revenue	2,398,596	1,853,263
Deferred income taxes	624,183	717,004
Other liabilities	242,967	217,449

Total liabilities	13,480,628	12,431,279

Convertible debt	144,862	235,229

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000 shares; issued and outstanding 2,039,957 and 2,069,246 shares	20,400	20,692
Additional paid-in capital	2,818,523	3,816,681
Retained earnings	15,288,575	13,659,284
Accumulated other comprehensive loss, net	(220,302)	(92,617)

Total EMC Corporation’s shareholders’ equity	17,907,196	17,404,040
Non-controlling interest in VMware, Inc.	897,985	762,736

Total shareholders’ equity	18,805,181	18,166,776

Total liabilities and shareholders’ equity	$32,430,671	$30,833,284

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Nine Months Ended
	September 30, 2011	September 30, 2010
Cash flows from operating activities:
Cash received from customers	$15,434,151	$12,733,156
Cash paid to suppliers and employees	(11,577,038)	(9,567,360)
Dividends and interest received	77,706	92,834
Interest paid	(54,683)	(41,621)
Income taxes paid	(395,539)	(180,403)

Net cash provided by operating activities	3,484,597	3,036,606

Cash flows from investing activities:
Additions to property, plant and equipment	(601,177)	(541,866)
Capitalized software development costs	(342,091)	(272,492)
Purchases of short- and long-term available-for-sale securities	(5,589,382)	(5,091,454)
Sales of short- and long-term available-for-sale securities	3,945,683	2,362,878
Maturities of short- and long-term available-for-sale securities	877,510	261,631
Business acquisitions, net of cash acquired	(536,624)	(851,380)
Increase in strategic and other related investments	(459,711)	(5,642)
Purchase of leasehold interest	(151,083)	—

Net cash used in investing activities	(2,856,875)	(4,138,325)

Cash flows from financing activities:
Issuance of EMC's common stock from the exercise of stock options	501,627	552,846
Issuance of VMware's common stock from the exercise of stock options	285,286	355,846
EMC repurchase of EMC's common stock	(1,899,208)	(800,267)
EMC purchase of VMware's common stock	(342,201)	(289,587)
VMware repurchase of VMware's common stock	(490,916)	(285,940)
Excess tax benefits from stock-based compensation	318,717	210,711
Payment of long-term and short-term obligations	(1,263)	(3,755)
Proceeds from long-term and short-term obligations	1,253	1,116

Net cash used in financing activities	(1,626,705)	(259,030)

Effect of exchange rate changes on cash and cash equivalents	5,455	(1,158)

Net decrease in cash and cash equivalents	(993,528)	(1,361,907)
Cash and cash equivalents at beginning of period	4,119,138	6,302,499

Cash and cash equivalents at end of period	$3,125,610	$4,940,592

Reconciliation of net income to net cash provided by operating activities:

Net income	$1,736,295	$1,317,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,048,151	862,964
Non-cash interest expense on convertible debt	76,398	78,731
Non-cash restructuring and other special charges	(2,325)	3,114
Stock-based compensation expense	613,233	484,141
Provision for doubtful accounts	8,525	18,599
Deferred income taxes, net	83,657	(41,355)
Excess tax benefits from stock-based compensation	(318,717)	(210,711)
Other	(28,740)	(9,192)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(56,076)	(14,380)
Inventories	(416,898)	(55,862)
Other assets	(157,024)	(127,401)
Accounts payable	(75,263)	(71,839)
Accrued expenses	51,747	(38,343)
Income taxes payable	(13,740)	242,244
Deferred revenue	1,048,545	602,477
Other liabilities	(113,171)	(3,842)

Net cash provided by operating activities	$3,484,597	$3,036,606

EMC CORPORATION

Reconciliation of GAAP to Non-GAAP*

(in thousands, except per share amounts)

Unaudited

	Q3 2011	Q3 2011 Diluted Earnings Per Share	Q3 2010	Q3 2010 Diluted Earnings Per Share

Net Income Attributable to EMC GAAP	$605,649	$0.273	$472,516	$0.219

Stock-based compensation expense	141,280	0.064	117,739	0.055
Intangible asset amortization	57,474	0.026	49,021	0.023
Restructuring and acquisition-related charges	17,418	0.008	10,137	0.005

Net Income Attributable to EMC Non-GAAP	$821,821	$0.371	$649,413	$0.301

Weighted Average Shares, Diluted		2,207,099		2,146,753
Incremental VMware Dilution		$3,233		$2,365

*	Net of tax and non-controlling interest in VMware, Inc., except Weighted Average Shares, Diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

EMC CORPORATION

Reconciliation of GAAP to Non-GAAP

(in thousands, except per share amounts)

Unaudited

	Twelve Months Ended
	September 30, 2011	September 30, 2010
Cash flow from Operations	$4,996,834	$4,045,263
Capital Expenditures	(804,723)	(675,856)
Capitalized Software	(432,555)	(354,580)

Free Cash Flow	$3,759,556	$3,014,827

EMC CORPORATION

Reconciliation of GAAP to Non-GAAP

(in thousands)

Unaudited

	Q3 2011	Q3 2010

Gross Margin GAAP	$3,066,265	$2,486,974

Stock-based compensation expense	28,720	27,871
Intangible asset amortization	41,015	32,342
Restructuring and acquisition-related charges	—	—

Gross Margin Non-GAAP	$3,136,000	$2,547,187

Revenues	$4,980,201	$4,212,271
% GAAP	61.6%	59.0%
% Non-GAAP	63.0%	60.5%

	Q3 2011	Q3 2010

Operating Margin GAAP	$885,028	$647,824

Stock-based compensation expense	200,217	171,771
Intangible asset amortization	88,605	73,429
Restructuring and acquisition-related charges	20,302	12,561

Operating Margin Non-GAAP	$1,194,152	$905,585

Revenues	$4,980,201	$4,212,271
% GAAP	17.8%	15.4%
% Non-GAAP	24.0%	21.5%

EMC CORPORATION

Supplemental Information

For the Three Months Ended September 30, 2011

(in thousands)

Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges

EMC Consolidated
Cost of revenue	$(28,720)	$(41,015)	$—
Research and development	(76,059)	(4,450)	—
Selling, general and administrative	(95,438)	(43,140)	—
Restructuring and acquisition-related charges	—	—	(20,302)
Other expense, net	1,320	—	—
Income tax provision	44,997	28,407	2,711
Net income attributable to VMware	(15,260)	(2,724)	(173)

EMC Information Infrastructure
Cost of revenue	$(20,102)	$(27,717)	$—
Research and development	(29,396)	(3,653)	—
Selling, general and administrative	(60,157)	(40,271)	—
Restructuring and acquisition-related charges	—	—	(19,458)
Other expense, net	1,320	—	—
Income tax provision	28,732	24,704	2,711
Net income attributable to VMware	—	—	—

VMware within EMC
Cost of revenue	$(8,618)	$(13,298)	$—
Research and development	(46,663)	(797)	—
Selling, general and administrative	(35,281)	(2,869)	—
Restructuring and acquisition-related charges	—	—	(844)
Other expense, net	—	—	—
Income tax provision	16,265	3,703	—
Net income attributable to VMware	(15,260)	(2,724)	(173)

EMC CORPORATION

Supplemental Information

For the Three Months Ended September 30, 2010

(in thousands)

Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges

EMC Consolidated
Cost of revenue	$(27,871)	$(32,342)	$—
Research and development	(66,387)	(6,456)	—
Selling, general and administrative	(77,513)	(34,631)	—
Restructuring and acquisition-related charges	—	—	(12,561)
Other expense, net	406	—	—
Income tax provision	41,525	22,606	2,222
Net income attributable to VMware	(12,913)	(1,802)	(202)

EMC Information Infrastructure
Cost of revenue	$(18,285)	$(24,182)	$—
Research and development	(23,474)	(5,829)	—
Selling, general and administrative	(51,763)	(33,498)	—
Restructuring and acquisition-related charges	—	—	(11,527)
Other expense, net	406	—	—
Income tax provision	29,259	21,893	2,222
Net income attributable to VMware	—	—	—

VMware within EMC
Cost of revenue	$(9,586)	$(8,160)	$—
Research and development	(42,913)	(627)	—
Selling, general and administrative	(25,750)	(1,133)	—
Restructuring and acquisition-related charges	—	—	(1,034)
Other expense, net	—	—	—
Income tax provision	12,266	713	—
Net income attributable to VMware	(12,913)	(1,802)	(202)

EMC CORPORATION

Supplemental Information

For the Three Months Ended September 30, 2011

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$941,863	$(1,078)	$940,785
Cost of revenue	152,741	(142)	152,599

Gross margin	789,122	(936)	788,186
Research and development	199,655	(3,619)	196,036
Selling, general and administrative	408,746	(2,409)	406,337
Restructuring and acquisition-related charges	—	844	844

Operating income	180,721	4,248	184,969
Other income (expense), net	2,438	(2,241)	197

Income before taxes	183,159	2,007	185,166
Income tax provision	5,621	(2,640)	2,981

Net income	$177,538	4,647	182,185

Net income attributable to VMware		(36,465)	(36,465)

Net income attributable to EMC		$(31,818)	$145,720

EMC CORPORATION

Supplemental Information

For the Three Months Ended September 30, 2010

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$714,245	$(2,786)	$711,459
Cost of revenue	126,562	(162)	126,400

Gross margin	587,683	(2,624)	585,059
Research and development	175,429	(1,965)	173,464
Selling, general and administrative	318,242	(2,677)	315,565
Restructuring and acquisition-related charges	—	1,034	1,034

Operating income	94,012	984	94,996
Other income (expense), net	2,733	(720)	2,013

Income before taxes	96,745	264	97,009
Income tax provision	12,145	68	12,213

Net income	$84,600	196	84,796

Net income attributable to VMware		(16,558)	(16,558)

Net income attributable to EMC		$(16,362)	$68,238

EMC CORPORATION

Supplemental Revenue Analysis

(in thousands)

Unaudited

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010	Q1 2011	Q2 2011	Q3 2011
Storage:
Product Revenue	$2,017,314	$2,076,855	$2,172,875	$2,557,243	$8,824,287	$2,381,891	$2,430,587	$2,462,722
Services Revenue	901,781	922,067	966,414	1,084,564	3,874,826	1,048,406	1,128,477	1,190,340

Total Storage Revenue	$2,919,095	$2,998,922	$3,139,289	$3,641,807	$12,699,113	$3,430,297	$3,559,064	$3,653,062

Information Intelligence Group:
Product Revenue	$63,662	$62,329	$59,078	$84,069	$269,138	$43,252	$46,341	$53,056
Services Revenue	114,502	116,105	116,713	119,439	466,759	117,103	122,961	118,398

Total Information Intelligence Group Revenue	$178,164	$178,434	$175,791	$203,508	$735,897	$160,355	$169,302	$171,454

Security:
Product Revenue	$85,814	$90,876	$102,442	$121,019	$400,151	$87,180	$102,273	$115,685
Services Revenue	75,654	82,460	83,290	87,828	329,232	87,074	93,861	99,215

Total Security Revenue	$161,468	$173,336	$185,732	$208,847	$729,383	$174,254	$196,134	$214,900

EMC Information Infrastructure:
Product Revenue	$2,166,790	$2,230,060	$2,334,395	$2,762,331	$9,493,576	$2,512,323	$2,579,201	$2,631,463
Services Revenue	1,091,937	1,120,632	1,166,417	1,291,831	4,670,817	1,252,583	1,345,299	1,407,953

Total EMC Information Infrastructure Revenue	$3,258,727	$3,350,692	$3,500,812	$4,054,162	$14,164,393	$3,764,906	$3,924,500	$4,039,416

VMware:
Product Revenue	$311,927	$323,256	$341,530	$422,568	$1,399,281	$418,936	$464,783	$442,904
Services Revenue	320,038	349,549	369,929	411,936	1,451,452	423,776	456,055	497,881

Total VMware Revenue	$631,965	$672,805	$711,459	$834,504	$2,850,733	$842,712	$920,838	$940,785

Consolidated Revenues:
Product Revenue	$2,478,717	$2,553,316	$2,675,925	$3,184,899	$10,892,857	$2,931,259	$3,043,984	$3,074,367
Services Revenue	1,411,975	1,470,181	1,536,346	1,703,767	6,122,269	1,676,359	1,801,354	1,905,834

Total Consolidated Revenues	$3,890,692	$4,023,497	$4,212,271	$4,888,666	$17,015,126	$4,607,618	$4,845,338	$4,980,201

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.4%	0.0%	(0.6)%	(0.6)%	0.2%	1.1%	3.4%	1.7%